Exhibit 3.3

CERTIFICATE OF FORMATION

OF

LETO HOLDINGS II, LLC

This Certificate of Formation of Leto Holdings II, LLC (the “Company”) is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. §18-201, et seq.).

FIRST: The name of the limited liability company formed hereby is Leto Holdings II, LLC.

SECOND: The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 9th day of December, 2021.

By:	/s/ Kelsey Stevens
	Name:	Kelsey Stevens
	Title:	Authorized Person

[Signature Page to Certificate of Formation of Leto Holdings II, LLC]